Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Seasons Bancshares, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, hereby each certify as follows:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ William L. Sutton
William L. Sutton, Chief Executive Officer
(Principal Executive Officer)

/s/ Nita Elliott
Nita Elliott, Chief Financial Officer
(Principal Financial and Accounting Officer)

May 12, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.